Exhibit 99.1

                               [LOGO OF CROSSTEX]


FOR IMMEDIATE RELEASE                           Contact:  Jill McMillan
March 20, 2006                                  Phone: 214-721-9271
                                                jill.mcmillan@crosstexenergy.com

                  CROSSTEX ENERGY ANNOUNCES GUIDANCE FOR 2006;
                   COMPANY HOSTS SECOND ANNUAL ANALYST MEETING

DALLAS, March 20, 2006 --- The Crosstex Energy companies, Crosstex Energy, L.P. (NasdaqNM: XTEX) (the Partnership) and Crosstex Energy, Inc. (NasdaqNM: XTXI) (the Corporation), are hosting their second annual analyst meeting today at The Stockyards Hotel in Fort Worth, Texas. The analyst meeting will showcase several members of Crosstex's senior management team and will include discussions concerning strategic planning, industry trends and market opportunities, as well as provide 2006 guidance.

"As Crosstex continues to experience rapid growth, our analyst meeting allows us to keep our shareholders well informed on our current and future plans to maximize growth opportunities and maintain our success," stated Barry E. Davis, President and Chief Executive Officer. "We continue our commitment to open communication with our investors, remaining accountable to our partners in success."

2006 GUIDANCE

The Partnership anticipates it will generate net income in 2006 of between $18.0 million and $26.0 million, and its estimate of Distributable Cash Flow for the year is in the range of $84.5 million to $95.5 million. Total maintenance capital expenditures are expected to be between $10 and $14 million in 2006.

The Partnership currently expects to pay total distributions for this year between $2.10 and $2.20 per unit. Based on that range the Corporation would receive total distributions between $40.6 million and $44.3 million from the Partnership. The Corporation anticipates direct cash expenses associated with its operations outside of the Partnership of approximately $1.5 million. The Corporation expects that it will incur only nominal current year income tax expense due to tax loss carryforwards and other tax benefits it expects to use in 2006. However, it will continue to set its dividends as if it were a taxpayer. Therefore, it expects to pay dividends of between $2.40 and $2.65 per share in 2006.

WEBCAST/CONFERENCE CALL

The meeting will also be available live by conference call or webcast for those not able to attend. The dial-in number for the call is 866-713-8563, passcode 56314586. The call will start on Monday, March 20 at 8:30 a.m. CST and continue until 12 p.m. CST. A live webcast of the call can be accessed on the investor relations page of Crosstex Energy's website at www.crosstexenergy.com. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 84439270, or by going to the investor relations events page of the Company's website. The PowerPoint presentations for today's analyst meeting have also been posted on www.crosstexenergy.com under Investor Information.

                                     -More-

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CROSSTEX ENERGY ANNOUNCES GUIDANCE FOR 2006;
COMPANY HOSTS SECOND ANNUAL ANALYST MEETING
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ABOUT THE CROSSTEX ENERGY COMPANIES

Crosstex Energy, L.P., a mid-stream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, nine processing plants, four fractionators, and approximately 150 natural gas amine treating plants and 22 dew point control plants. Crosstex currently provides services for over 3.0 Bcf/day of natural gas, or approximately 6.0 percent of marketed U.S. daily production based on August 2005 Department of Energy data.

Crosstex Energy, Inc. owns the two percent general partner interest, an approximately 38 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at http://www.crosstexenergy.com.

NON-GAAP FINANCIAL INFORMATION

This press release contains non-generally accepted accounting principle financial measures of earnings before non-cash charges and less maintenance capital expenditures, which we refer to as Distributable Cash Flow. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP), with the exception of maintenance capital expenditures. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of our assets and to extend their useful lives. We believe this measure is useful to investors because it may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of the Partnership's cash flow after it has satisfied the capital and related requirements of its operations. Distributable Cash Flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of the Partnership's performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for metrics prepared in accordance with GAAP. Our reconciliation of this measure to net income is included in the following table.

This press release contains forward-looking statements identified by the use of words such as "forecast," "anticipate," "plan" and "estimate." These statements are based on currently available information and assumptions and expectations that the Partnership and the Corporation believe are reasonable. However, the assumptions and expectations are subject to a wide range of business risks, so they can give no assurance that actual performance will fall within the forecast ranges. Among the key risks that may bear directly on the Partnership's and the Corporation's results of operation and financial condition are: (1) the amount of natural gas transported in the Partnership's gathering and transmission lines may decline as a result of competition for supplies, reserve declines and reduction in demand from key customers and markets; (2) the level of the Partnership's processing and treating operations may decline for similar reasons; (3) fluctuations in natural gas and natural gas liquids prices may occur due to weather and other natural and economic forces; (4) there may be a failure to successfully integrate new acquisitions; (5) the Partnership's credit risk management efforts may fail to adequately protect against customer nonpayment; (6) natural disasters such as hurricanes may significantly disrupt operations; and (7) the Partnership may not adequately address construction and operating risks. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

                                (Table follows).
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CROSSTEX ENERGY ANNOUNCES GUIDANCE FOR 2006;
COMPANY HOSTS SECOND ANNUAL ANALYST MEETING
PAGE 3

                              CROSSTEX ENERGY, L.P.
                          FORECAST FOR 2006 NET INCOME
                    RECONCILIATION TO DISTRIBUTABLE CASH FLOW
                                  (In millions)

                                              RANGE
                                       -------------------
                                         LOW        HIGH
                                       --------   --------
Net Income                             $   18.0   $   26.0
Interest                                   41.0       40.0
Depreciation and Amortization              76.0       76.0
Stock Based Compensation (A)                9.0        8.0
Adjusted Cash Flow                        144.0      150.0

Interest                                   41.0       40.0
Authorization of Net Cost                   4.5        4.5
Maintenance Capital Expenditures           14.0       10.0

Distributable Cash Flow                $   84.5   $   95.5

(A) Stock based compensation expense is based on current generally accepted accounting principles. The Partnership has not yet evaluated the impact of complying with FAS 123 (revised 2005), which will require the expensing of options based upon fair value measurement beginning with the partnership's third quarter financial results.